As filed with the SEC on May 2, 2002

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 2, 2002

EARFUL OF BOOKS, INC.

(Exact name of registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

117 Morris Street
Sebastopol, CA, 95472
(Address of principal executive offices)

(707)  824-4150
Registrant's telephone number, including area code

ITEM 5. Other Events.

 On May 1, 2002, Earful of Books released the attached press release announcing changes in its management and the closing of its retail stores.  Earful of Books closed its retail stores at the close of business on Wednesday, April 17, 2002.  Effective April 2, 2002, Paul A. Rush resigned as the chief executive officer, president and director of Earful of Books. He was replaced by Russell Grigsby as interim chief executive officer.  On April 22, 2002, Mr. Grigsby resigned as chief executive officer, but he remains a director.  As of April 22, 2002, Myron Sappington, chief financial officer, is managing Earful of Books.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1.    Press Release dated May 1, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 1, 2002

Earful of Books, Inc.

By: Myron Sappington
Myron Sappington, Chief Financial Officer